Exhibit 5.2

Tel 713.758.2222 Fax 713.758.2346

February 6, 2013

Energy XXI Gulf Coast, Inc.

1021 Main, Suite 2626

Houston, Texas 77002

Ladies and Gentlemen:

We have acted as counsel for Energy XXI Gulf Coast, Inc., a Delaware corporation (“Gulf Coast”) with respect to the preparation of the Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), filed by Gulf Coast, Energy XXI (Bermuda) Limited, an exempted company formed under the laws of Bermuda (“Energy XXI”), Energy XXI USA, Inc., a Delaware corporation (“Energy XXI USA”), Energy XXI GOM, LLC, a Delaware limited liability company (“Energy XXI GOM”), Energy XXI Texas Onshore, LLC, a Delaware limited liability company (“Energy XXI Texas Onshore”), Energy XXI Onshore, LLC, a Delaware limited liability company (“Energy XXI Onshore”), Energy XXI Pipeline, LLC, a Delaware limited liability company (“Energy XXI Pipeline”), Energy XXI Pipeline II, LLC, a Delaware limited liability company (“Energy XXI Pipeline II”), Energy XXI Leasehold, LLC, a Delaware limited liability company (“Energy XXI Leasehold”), and MS Onshore, LLC, a Delaware limited liability company (“MS Onshore” and, together with Energy XXI USA, Energy XXI GOM , Energy XXI Texas Onshore, Energy XXI Onshore, Energy XXI Pipeline, Energy XXI Pipeline II and Energy XXI Leasehold, the “Delaware Guarantors”), on the date hereof with the Securities and Exchange Commission (the “Commission”) in connection with the offer and sale from time to time, pursuant to Rule 415 under the Securities Act, by: (i) Gulf Coast of (A) debt securities, in one or more series, consisting of notes, debentures or other evidences of indebtedness (the “Debt Securities”), which may be guaranteed by Energy XXI (the “Energy XXI Guarantee”) and certain of the Delaware Guarantors (the “Delaware Guarantees” and, together with the Energy XXI Guarantee, the “Guarantees”), (B) rights to purchase Debt Securities (the “Gulf Coast Rights”), (C) warrants to purchase Debt Securities (the “Gulf Coast Warrants” and, together with the Debt Securities and Gulf Coast Rights, the “Gulf Coast Securities”); (ii) Energy XXI of (A) shares of Energy XXI’s common stock, par value $0.005 per share (the “Common Stock”), (B) shares of Energy XXI’s preferred stock, in one or more series as determined by the Board of Directors of Energy XXI (the “Preferred Stock”), (C) depositary shares evidenced by depositary receipts (the “Depositary Shares”), (D) rights to purchase Preferred Stock or Common Stock (the “Energy XXI Rights”), (E) warrants to purchase Common Stock or Preferred Stock (the “Energy XXI Warrants” and, together with the Common Stock, the Preferred Stock, the Depository Shares and Energy XXI Rights, the “Energy XXI Securities”); and (iii) Energy XXI and/or Gulf Coast of units consisting of one or more Gulf Coast Securities, Energy XXI Securities or any combination of such securities (the “Units” and, collectively with the Gulf Coast Securities, the Energy XXI Securities and the Guarantees, the “Securities”). The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions at the time of sale and to be set forth in supplements (each a “Prospectus Supplement”) to the Prospectus contained in the Registration Statement.

Vinson & Elkins LLP Attorneys at Law	1001 Fannin Street, Suite 2500
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February 6, 2013 Page 2

We have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the certificate of formation or certificate of incorporation, as applicable, of Gulf Coast and each of the Delaware Guarantors, (ii) the limited liability company agreement or bylaws, as applicable, of Gulf Coast and each of the Delaware Guarantors, (iii) unanimous written consents of the board of directors of Gulf Coast and each of the Delaware Guarantors relating to, among other things, the Registration Statement and the Securities, (iv) the Registration Statement, (v) the form of Indenture relating to the Debt Securities (the “Indenture”) and (vi) such other certificates, statutes and other instruments and documents as we considered appropriate for purposes of the opinions hereafter expressed. In addition, we reviewed such questions of law as we considered appropriate.

In connection with rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct; (ii) all signatures on all documents examined by us are genuine; (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents; (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective; (v) a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby; (vi) all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner specified in the Registration Statement and the applicable Prospectus Supplement; (vii) the Indenture relating to the Debt Securities, a warrant agreement (“Warrant Agreement”) relating to the Gulf Coast Warrants, and a rights agreement relating to the Gulf Coast Rights (“Rights Agreement”) will each be duly authorized, executed and delivered by the parties thereto; (viii) each of Gulf Coast and the Delaware Guarantors is duly organized or incorporated and is validly existing and in good standing under the laws of the State of Delaware; (ix) Energy XXI is duly organized and is validly existing and in good standing under the laws of Bermuda; (x) each person signing the documents we examined has the legal capacity and authority to do so; (xi) a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by Gulf Coast and the other parties thereto and (xii) any Securities issuable upon conversion, exchange or exercise of any Debt Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

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Based on the foregoing, and subject to the assumptions, qualifications, limitations, and exceptions set forth herein, we are of the opinion that:

1.	When (a) the applicable Indenture relating to Debt Securities and, if applicable, the related Guarantees has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the boards of directors of Gulf Coast (or a committee thereof), Energy XXI and each of the Delaware Guarantors have taken all necessary corporate action to approve the issuance and terms of any such Debt Securities and, if applicable, the Guarantees, (c) the terms of such Debt Securities and, if applicable, the Guarantees and of their issuance and sale have been duly established in conformity with the applicable Indenture so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Gulf Coast, Energy XXI or any of the Delaware Guarantors and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over Gulf Coast, Energy XXI or any of the Delaware Guarantors and (d) such Debt Securities (which may include the related Guarantees) have been duly executed and authenticated in accordance with the applicable Indenture and issued and sold as contemplated in the Registration Statement and upon payment of the consideration for such Debt Securities as provided for in the applicable definitive purchase, underwriting or similar agreement, such Debt Securities and, if applicable, the Delaware Guarantees will be legally issued and such Debt Securities and, if applicable, the Delaware Guarantees will constitute valid and legally binding obligations of Gulf Coast and each of the Delaware Guarantors, respectively, enforceable against Gulf Coast and each of the Delaware Guarantors in accordance with their terms, except as such enforcement is subject to any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law);

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2.	When (a) the terms of any Gulf Coast Warrants and of their issuance and sale have been duly established in conformity with the applicable Warrant Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Gulf Coast and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over the Gulf Coast, and (b) the Gulf Coast Warrants have been duly executed and authenticated in accordance with the applicable Warrant Agreement and issued and sold as contemplated in the Registration Statement, the Gulf Coast Warrants will constitute valid and legally binding obligations of Gulf Coast, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law); and

3.	When (a) the terms of any Gulf Coast Rights and of their issuance and sale have been duly established in conformity with the applicable Rights Agreement so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon Gulf Coast and so as to comply with any requirements or restrictions imposed by any court or governmental body having jurisdiction over Gulf Coast, and (b) the Gulf Coast Rights have been duly executed and authenticated in accordance with the applicable Rights Agreement and issued and sold as contemplated in the Registration Statement, the Gulf Coast Rights will constitute valid and legally binding obligations of Gulf Coast, subject to bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law).

We express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law; or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

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The foregoing opinions are limited to the laws of the State of New York, the Constitution of the State of Delaware and the Delaware General Corporation Law, as interpreted by the courts of the State of Delaware and of the United States. For purposes of this opinion, we assume that the Gulf Coast Securities will be issued in compliance with all applicable state securities or Blue Sky laws.

We express no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign, or to any matter other than as expressly set forth above, and no opinion on any other matter may be inferred or implied herefrom. The opinions expressed herein are given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus forming a part of the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours

/s/ Vinson & Elkins L.L.P
US 1725516v.3 Vinson & Elkins L.L.P.